Exhibit 16.1
MAHONEY COHEN & COMPANY, CPA, P.C.
January 6, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561
Dear Sirs/Madams:
We have read Frederick of Hollywood Group Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 6, 2009 and we agree with such statements concerning our firm.